STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement, dated as of the 16th day of May, 2013 (the “Agreement”), is made by and among RICHARD CHIANG, an individual, with an address at 75 Broadway Street, Suite 202, San Francisco, CA 94111 (the “Seller”), APEX 6 INC., a Delaware corporation, having an address at 460 Brannan Street, Suite 78064, San Francisco, CA 94107 (the “Corporation”), and ERIC B. HOLDINGS INC., a Nevada corporation, with a mailing address located at P.O. Box 2432, East Orange, NJ 07019 (the “Purchaser”).

W I T N E S S E T H :

WHEREAS, the Seller is the record owner and holder of 10,000,000 shares of common stock, par value $0.0001 per share (the “Shares”), of the Corporation;

WHEREAS, the Corporation has 10,000,000 shares of common stock issued and outstanding as of the date of this Agreement, as more fully described in the information sheet attached hereto as Exhibit A; and

WHEREAS, the Purchaser desires to purchase from the Seller the Shares, which constitute 100% of the Corporation’s issued and outstanding shares as of the date of this Agreement, and the Seller desires to sell the Shares upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Shares, it is hereby agreed, as follows:

1.            PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Seller agrees to sell to the Purchaser, at the Closing (as defined herein), the Shares for a total price of Twenty Eight Thousand US Dollars (USD$28,000.00) (the “Purchase Price”). At the agreed upon time of Closing, as defined below, the Purchaser will wire transfer to the Seller the sum of Twenty Eight Thousand U.S. Dollars (USD28,000.00), as payment in full (“Full Payment”), to the Seller for the Shares. Upon receipt of Full Payment, the escrow agent will send the share certificate representing 100% of APEX 6 Inc., to the law firm of JSBarkats, medallion certified to the named purchasers attached hereto on Exhibit B.

2.            CLOSING. The purchase and sale of the Shares shall take place on or before May 16, 2013, at such time and place as the Purchaser and the Seller mutually agree upon orally or in writing (such time and place shall be designated as the “Closing”). At the Closing, the Purchaser shall deliver to the Seller, in cash, by wire transfer to an account to be designated by the Seller, the Full Payment and Seller will immediately deliver the following to Purchaser: (i) the certificate(s) representing the Shares, duly endorsed for transfer to the Purchaser or accompanied by appropriate stock powers, including medallion guarantee; (ii) copies of the Corporation’s Certificate of Incorporation and bylaws; (iii) all corporate books and records (including all accounting records, state and federal tax filings and U.S. Securities and Exchange Commission (the “SEC”) filings to date); (iv) a board resolution appointing Eric Barrier as the Company’s Chief Executive Officer and sole director, effective upon the resignation of the Company’s incumbent officers and directors; (v) written resignations of incumbent directors and officers of the Corporation; and (vi) a good standing certificate of the Corporation issued within the past 30 days from the Secretary of State of the State of Delaware to be paid, at cost, by Purchaser; (vii) The Purchaser agrees to cover escrow expenses, at cost, estimated at $250.00 US dollars; and (viii) The Purchaser will apply for a cusip number on behalf of the Corporation, at the Purchaser’s expense.

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3.            REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE CORPORATION. The Seller and the Corporation hereby represent and warrant to the Purchaser that:

(i) The Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on the business it is now being conducted. The Corporation and/or the Seller do not require any consent and/or authorization, declaration or filing with any government or regulatory authority to undertake any actions herein;

(ii) The Corporation has filed with the SEC a registration statement on Form 10-12G, which was declared effective by the SEC on August 17, 2012;

(iii) The Corporation has timely filed and is current on all reports required to be filed by it pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended;

(iv) The Corporation is newly formed with no financial information available other than the financial information included in its SEC filings and at Closing, the Corporation will have satisfied any and all outstanding debt obligations of the Corporation;

(v) There are no legal actions, suits, arbitrations, or other administrative, legal or governmental proceedings threatened or pending against the Corporation and/or Seller or against the Seller or any other employee, officer, director or stockholder of Corporation. Additionally, the Seller is not aware of any facts which may/might result in or form a basis of such action, suit, arbitration or other proceeding on any basis whatsoever;

(vi) The Corporation has no subsidiaries or any direct or indirect ownership interest in any other corporation, partnership, association, firm or business in any manner;

(vii) The Corporation and/or the Seller does not have in effect nor has any present intention to put into effect any employment agreements, deferred compensation, pension retirement agreements or arrangements, options arrangements, bonus, stock purchase agreements, incentive or profit–sharing plans;

(viii) No person or firm has, or will have, any right, interest or valid claim against the Corporation for any commission, fee or other compensation in connection with the sale of the Shares herein as a finder or broker or in any similar capacity as a result of any act or omission by the Corporation and/or the Seller or anyone acting on behalf of the Corporation and/or the Seller;

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(ix) The business and operation of the Corporation has been and will continue to be conducted in accordance with all applicable laws, rules, regulations and judgments. Neither the execution, delivery or performance of this Agreement (a) violates the Corporation’s bylaws, Certificate of Incorporation, or any existing resolutions or (b) will cause the Corporation to lose any benefit or any right or privilege it enjoys under the Securities Act of 1934, as amended (“Act”), or other applicable state securities laws;

(x) The Corporation has not conducted any business and/or entered into any agreements with any third party;

(xi) Other than the Shares, there are no other issued and outstanding shares of the Corporation’s capital stock;

(xii) This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding instrument, enforceable in accordance with its terms and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Corporation and/or Seller is a party or by which they are bound;

(xiii) The Seller is the legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances;

(xiv) As of the Closing, the Corporation has no liabilities and little or no assets, and shall defend and hold both the Purchaser and the Corporation harmless against any action by any third party against either the Purchaser or the Corporation arising out of, or as a consequence of, any act or omission of the Seller or the Corporation prior to, or during the Closing;

(xv) The Seller will cause all current officers and directors of the Corporation to resign at the Closing pursuant to a duly authorized resolution of the Corporation’s board of directors; and

(xvi) The information contained on Exhibit A is true and correct.

4.            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Seller that:

(i) The Purchaser has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by an authorized representative of the Purchaser and constitutes a valid and binding instrument, enforceable in accordance with its terms;

(ii) The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which the Purchaser is a party or by which the Purchaser is bound;

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(iii) The Purchaser is purchasing the Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law;

(iv) The Purchaser is an “accredited investor” as such term is defined under Rule 501 of Regulation D promulgated under the Securities Act; and

(v) The Purchaser hereby acknowledges and agrees that the Shares are “restricted securities” as that term is defined under Rule 144 of the Securities Act (“Rule 144”) and therefore subject to the resale restrictions and requirements of Rule 144.

5.            COVENANTS. From the date of this Agreement until the Closing, the Seller (as sole officer and director of the Corporation) and the Corporation, shall not:

(i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any the Corporation’s capital stock, or split, combine or reclassify any capital stock of the Corporation, or issue or authorize the issuance of any other securities in respect or, in lieu of, or in substitution for any capital stock of the Corporation, or establish or set any record date with respect to any of the foregoing;

(ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Corporation’s capital stock; or

(iii) create, incur, assume, extend the term of, become obligated on or suffer to exist (directly or indirectly) any indebtedness.

6.            NOTICES. Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein:

Seller:	Richard Chiang
c/o Tech Associates Inc.
75 Broadway Street, Suite 202
San Francisco, CA 94111

The Corporation:	APEX 6, INC.
Attn: Chief Executive Officer
460 Brannan Street, Suite 78064
San Francisco, CA 94107

Purchaser:	Eric B. Holdings, Inc.
Attn: Louis Eric Barrier, Chief Executive Officer
P.O. Box 2432
East Orange, NJ 07019

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7.            GOVERNING LAW. This Agreement shall be interpreted and governed in accordance with the laws of the State of Delaware. The parties hereto waive trial by jury. In the event that litigation results or arises out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement by the non-prevailing party of reasonable attorney’s fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

8.            CONDITIONS TO CLOSING. The Closing is conditioned upon the fulfillment by the Seller of the satisfaction of the representations and warranties made herein being true and correct in all material respects as of the date of Closing.

9.            SEVERABILITY. In the event that any term, covenant, condition or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or agreement contained herein, which shall remain in full force and effect.

10.          ENTIRE AGREEMENT. This Agreement supersedes all other prior oral or written agreements between the parties with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Seller nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

11.          INVALIDITY. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

12.          GENDER AND NUMBER; SECTION HEADINGS. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

13.          AMENDMENTS. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by both of the parties. Any such amendment shall bind both parties to this Agreement.

14.          ASSIGNMENT. Neither party may assign this Agreement without the express written consent of the other party. Any agreed assignment by the Seller shall be effectuated by all the necessary corporate authorizations and governmental and/or regulatory filings.

15.          CLOSING DOCUMENTS. Seller and Purchaser agree, at any time, to execute, and acknowledge where appropriate, and to deliver any and all documents/instruments, and take such further action, which may necessary to carry out the terms, conditions, purpose and intentions of this Agreement. This paragraph shall survive the Closing.

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16.          EXCLUSIVE AGREEMENT; AMENDMENT. This Agreement supersedes all prior agreements or understandings among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

17.          FACSIMILE SIGNATURES. Execution of this Agreement and delivery of signed copies thereof by facsimile signatures from the parties hereto or their agents is acceptable to the parties who waive any objections or defenses based upon lack of an original signature.

18.          PUBLICITY. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed this Agreement by their duly authorized officers the day and year first above written.

THE SELLER:

By:	/s/ Richard Chiang
Name: Richard Chiang

THE CORPORATION:

APEX 6, INC., a Delaware corp.

By:	/s/ Richard Chiang
Name: Richard Chiang
Title: Chief Executive Officer

THE PURCHASER:

Eric B. Holdings, Inc., a Nevada corp.

By:	/s/ Louis Eric Barrier, Jr.
Name: Louis Eric Barrier, Jr.
Title: Chief Executive Officer

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EXHIBIT A

INFORMATION SHEET

See attached.

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EXHIBIT B

PURCHASER LIST

Shareholder Name	Address	Shares

Eric B. Holdings, Inc.	P.O. Box 2432	10,000,000
	East Orange, NJ 07019